================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2006

                            HAMPSHIRE GROUP, LIMITED
             (Exact name of Registrant as specified in its charter)

          Delaware                       000-20201              06-0967107
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
Incorporation or organization)                               Identification No.)

       1924 Pearman Dairy Road Anderson, South Carolina             29625
           (Address of principal executive offices)              (Zip code)

                                 (864) 231-1200
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 16, 2006, the Nasdaq Stock Market, Inc. notified Hampshire Group, Limited (the "Company") that the Nasdaq Listing Qualifications Panel has determined to grant the Company's request for the continued listing of the Company's common stock on the Nasdaq Stock Market subject to certain conditions, including (i) that on or about October 26, 2006, the Company responds to certain questions posed by Nasdaq relating to the pending investigation of the Audit Committee of the Board of Directors of the Company described in the Company's Current Report on Form 8-K filed with the SEC on June 22, 2006, and (ii) that on or before December 15, 2006, the Company files with the SEC its Quarterly Report on Form 10-Q for the quarter ended July 1, 2006.

In the event that the Company is unable to fulfill these conditions, the Company's common stock may be delisted from the Nasdaq Stock Market.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              HAMPSHIRE GROUP, LIMITED


                                  By: /s/ Heath L. Golden
                                      ------------------------------------------
                                      Name:  Heath L. Golden
                                      Title: Vice President and General Counsel


Dated: October 18, 2006